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                                                                       EXHIBIT 1

                 PHOENIX DUFF & PHELPS UTILITIES BOND FUND, INC.

                            ARTICLES OF INCORPORATION


                                   ARTICLE I.

                              INCORPORATOR AND NAME

         The undersigned, William A. Agee, whose address is c/o Ballard Spahr Andrews & Ingersoll, LLP, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

         The name of the corporation (which is hereinafter called the "Corporation") is:

                Phoenix Duff & Phelps Utilities Bond Fund, Inc.


                                   ARTICLE II.

                                    PURPOSES

         The purposes for which the Corporation is formed are to act as a closed-end management investment company under the Investment Company Act of 1940 and to engage in any or all lawful business for which corporations may be organized under the Maryland General Corporation Law.

                                  ARTICLE III.

                                     POWERS

         The Corporation is expressly empowered as follows:

                   (1) To hold, invest and reinvest its assets in securities and other investments, including assets in cash.


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                   (2)  To issue and sell shares of its capital stock in such amounts and on such terms and conditions and for such purposes and for such amount or kind of consideration as may now or hereafter be permitted by law.

                   (3) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by law and by the charter of the Corporation.

                   (4) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article III.

         The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the general laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.







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                                   ARTICLE IV.

                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose post office address is 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

                                    ARTICLE V

                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 5.1 Number and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be four, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until their successors are duly elected and qualify and the classes into which they are assigned in accordance with the following paragraph are:






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                        Name                    Class
                        ----                    -----
                   Philip R. McLoughlin           1
                   Allen Weintraub                2
                   Donald Lee Rome                3
                   Everett L. Morris              1

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

         The directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock) are classified, with respect to the terms for which they severally hold office, into three classes, Class 1 to hold office initially for a term expiring at the annual meeting of stockholders in 2000, Class 2 to hold office initially for a term expiring at the annual meeting of stockholders in 2001 and Class 3 to hold office initially for a term expiring at the annual meeting of stockholders in 2002, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.







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         Section 5.2 Authorization by Board of Stock Issuance. The Board of
Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

         Section 5.3 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

         Section 5.4 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director,




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officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his service in such capacity. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Section 5.5 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration



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or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation. Any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin," a sale of securities "short," or an underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of its capital stock, past, present and future, and shares of the stock of the Corporation evidenced by the purchase of shares of stock or acceptance of stock certificates, that any and all such determinations shall be binding as aforesaid. No provision of the charter of the Corporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to


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which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Section 5.6 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, "cause" shall mean, with respect to any particular director, (a) conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty or (b) a determination by two-thirds of all other directors that cause exists for removal of the director.


                                   ARTICLE VI

                                      STOCK

         Section 6.1 Authorized Shares. The Corporation has authority to issue 110,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $110,000.00. If shares of one class of stock are classified or reclassified into




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shares of another class of stock pursuant to Sections 6.2, 6.3 or 6.4 of this
Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the Board of Directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

         Section 6.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

         Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

         Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and



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series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of
Section 5.3 and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause
(c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary for other charter documents filed with the SDAT.

         Section 6.5 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.


                                   ARTICLE VII

                                    DURATION

         The duration of this Corporation shall be perpetual.




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                                  ARTICLE VIII

                                   AMENDMENTS

         The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                   ARTICLE IX

                             LIMITATION OF LIABILITY

         To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article IX, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence





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or reckless disregard of the duties involved in the conduct of his office.


                                    ARTICLE X

                           CERTAIN VOTING REQUIREMENTS

         Subject to the rights of holders of any outstanding shares of Preferred Stock, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Common Stock of the Corporation is required to authorize any of the following actions:


              (A) change in the classification of the Corporation from a diversified to a non-diversified management investment company as defined under the Investment Company Act of 1940;

              (B) change in the nature of the business of the Corporation so that it would cease to be an investment company registered under the Investment Company Act of 1940; or

              (C) amendment to the charter of the Corporation which makes the Common Stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or which reduces the two-thirds vote required to authorize the actions in (A) through (B) above or this subparagraph (C).

                                   ARTICLE XI

                                   NON-WAIVER

         No provision of the charter of the Corporation shall be effective to require a waiver of compliance with any provision of




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the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder.


                                   ARTICLE XII

                      MARYLAND BUSINESS COMBINATION STATUTE

         Pursuant to Section 3-603(e)(l)(iv), the Corporation elects to be subject to the provisions of Title 3, Subtitle 6 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act this 5th day of March, 1999.


                                              /S/ William A. Agee
                                             -----------------------------------
                                             William A. Agee








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